Exhibit 32.1

CONTINENTAL MATERIALS CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Continental Materials Corporation (the “Company”) on Form 10-K for the fiscal year ended December 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James G. Gidwitz, the Chairman of the Board and Chief Executive Officer of the Company, and I, Joseph J. Sum, the Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in the Report.

March 30, 2007

By:    /s/    James G. Gidwitz

James G. Gidwitz

Chairman of the Board and

Chief Executive Officer

By:    /s/    Joseph J. Sum

Joseph J. Sum

Vice President and Chief Financial Officer